Exhibit 99.1
WM Technology, Inc. Reports Preliminary Full Year 2023 Results

IRVINE, Calif.--(BUSINESS WIRE)—April 1, 2024 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and software infrastructure provider to the cannabis industry, today announced preliminary full year 2023 financial results and a delay to the filing of its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”).
The delay to the filing of the 2023 Form 10-K is due to a recent change in the Company’s executive finance leadership and corresponding delay in the preparation of the Company’s financial statements to be included in the 2023 Form 10-K. WM Technology is working to expeditiously complete the preparation of its financial statements for the year ended December 31, 2023 and file the 2023 Form 10-K. In connection with the preparation of its financial statements for the year ended December 31, 2023, the Company expects to report certain material weaknesses in internal controls over financial reporting, primarily related to failure to maintain certain control environment components, risk assessment and mitigation controls and maintain effective IT controls.
In the interim, the Company is providing certain preliminary unaudited and unreviewed financial results for the year-end 2023:
Year-End 2023 Financial Highlights:
•Revenue is expected to be in the range of approximately $185 million to $195 million.
•Adjusted EBITDA is expected to be in the range of approximately $33 million to $37 million.
•Cash totaled approximately $34 million as of December 31, 2023, an increase of approximately 20% as compared to $28.6 million as of December 31, 2022.
"Building upon our momentum last year, I am confident in the strategic measures we have taken, including the recent appointment of Susan Echard as our interim CFO, and I am excited about the direction of the Company,” said Doug Francis, Executive Chair of WM Technology. “While we expect to see continued headwinds across the industry in 2024, we also continue to watch additional state-by-state cannabis legalization and believe there is a generally positive trend in attitudes towards rescheduling and eventual federal legalization,” continued Francis. “We are working hard to anticipate and capitalize on these opportunities as they arise, as well as maintaining our discipline and focus on our core business.”
The select preliminary year-end 2023 results included above in this press release are based upon estimated preliminary financial results. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial results, nor has it expressed any opinion or any other form of assurance on such results. These preliminary financial results are based upon information available to management as of the date of this press release. The Company’s actual results may differ from these results due to final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results for the year ended December 31, 2023 are finalized and included in the 2023 Form 10-K.
About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 15 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable), and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
The Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts.

Headquartered in Irvine, California, WM Technology supports remote and hybrid work for eligible employees. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the completion of the audit and associated adjustments on our preliminary financial results for 2023 presented above, the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for our future operations; the impact of the material weaknesses in our internal controls and our ability to remediate these material weaknesses on the timing we anticipate, or at all; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to health crises like the COVID-19 pandemic, inflation, uncertain credit and global financial markets, recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures and geopolitical events, including the military conflict between Russia and Ukraine or the recent state of war between Israel and Hamas and the related risk of a larger regional conflict; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform and the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that we may be adversely affected by other economic, business or competitive factors; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2022 Annual Report on Form 10-K filed with Securities and Exchange Commission the “SEC”) on March 16, 2023 and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Measures
To provide investors with additional information in connection with our estimated preliminary results as determined in accordance with U.S. GAAP (“GAAP”), we use the non-GAAP measures of adjusted EBITDA. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. We use Adjusted EBITDA internally in order to make operating decisions, including those related to operating expenses, evaluate our operating performance and make strategic planning decisions. We define Adjusted EBITDA as net loss (as determined by GAAP) adjusted for interest expense, depreciation, amortization expense and asset impairment expense, acquisition deal costs, severance costs, capital market and advisory fees, equity-based compensation and change in fair value of warrant liability. However, this non-GAAP measure is presented for supplemental information purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Therefore, these non-GAAP measures should not be considered in isolation or as a substitute for relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis, including various cash flow metrics, net loss and our other GAAP results.
We are unable to provide a reconciliation of Adjusted EBITDA to net loss or other GAAP measures at this time because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliation would require an estimate of net loss and certain components of our operations that are unavailable to us at this time without unreasonable effort. Although we provide a lower end of range of Adjusted EBITDA that we estimate will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. However, we expect to the extent that any of these components affect our GAAP measures, this impact would be added back in the calculation of Adjusted EBITDA.

Contacts
Investor Relations:
investors@weedmaps.com
Media Contract:
press@weedmaps.com
Source: WM Technology, Inc.